Exhibit 99.1

AsiaInfo-Linkage Inc. Announces Receipt of Clearance from MOFCOM for the Merger

BEIJING/SANTA CLARA, Calif. – December 6, 2013 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunication software solutions and services in China, today announced that it has received clearance from the Ministry of Commerce of the People’s Republic of China pursuant to the Anti-Monopoly Law of the People’s Republic of China with respect to the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 12, 2013, by and among the Company, Skipper Limited (“Parent”) and Skipper Acquisition Corporation (“Merger Sub”).

Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company after the merger as a wholly owned subsidiary of Parent. If completed, the Merger will result in the Company becoming a privately-held company and the common stock of the Company will no longer be listed on the NASDAQ Global Market.

As previously announced, the Company will hold a special meeting of its stockholders on December 19, 2013, at 3:00 p.m. (Beijing time), to consider and vote on the proposal to adopt the Merger Agreement. Proxies submitted via the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 17, 2013.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services to the telecommunications industry. Headquartered in Beijing, AsiaInfo-Linkage employs more than 11,000 professionals worldwide. AsiaInfo-Linkage provides a full suite of business and operational support solutions (BSS/OSS) and associated professional services. AsiaInfo-Linkage’s core Veris product line includes billing and customer care systems that serve nearly a billion subscribers globally – almost one seventh of the world’s population – plus business intelligence, network management and solutions.

AsiaInfo-Linkage’s customers work with it to converge large scale pre- and post-paid mobile operations; improve time to market for new products and services; and develop cost-effective new business models. In China, AsiaInfo-Linkage has more than 50% market share in billing, CRM and business intelligence through its longstanding partnerships with China Mobile, China Unicom and China Telecom. AsiaInfo-Linkage aims to be the leading IT solutions provider to the global telecommunications industry, enabling the Connected Digital Lifestyle, and helping its customers build, maintain, operate and constantly improve their network infrastructure and IT environment.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such forward-looking statements involve inherent risks, uncertainties and assumptions. Further information regarding these and other risks is included in the Company’s filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

In the United States:

Mr. Justin Knapp

Ogilvy Financial

Tel: +1-616-551-9714

Email: asia@ogilvy.com